                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           UTILICORP UNITED INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
         $1,078,816
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     2) Form, Schedule or Registration Statement No.:
        Preliminary Joint Proxy Statement/Prospectus on Schedule 14A and
        KC United Corp. Form S-4 File No. 333-02223
        ------------------------------------------------------------------------
     3) Filing Party:
        UtiliCorp United, Kansas City Power & Light
        ------------------------------------------------------------------------
     4) Date Filed:
        February 21, 1996 and April 4, 1996
        ------------------------------------------------------------------------
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                                     [LOGO]

                                                                  August 7, 1996

Dear UtiliCorp United Inc. Stockholder:

    In order to keep you informed of recent merger-related developments, I am furnishing you with a Proxy Statement Supplement.

    On Friday, August 2, 1996, the United States District Court for the Western District of Missouri ruled that under Missouri law, the KCPL/UtiliCorp merger is subject to the affirmative vote of two-thirds of KCPL's outstanding shares. It has been and, notwithstanding the District Court's decision, it remains KCPL's position that the only KCPL shareholder vote required in connection with the merger is the approval of the issuance of KCPL shares in the merger by a majority of those shares voting at the Special Meeting of KCPL's shareholders.

    KCPL has stated that if it obtains such approval of its shareholders it will seek leave of the District Court to pursue an immediate, expedited appeal to the Court of Appeals. There is no assurance that an appeal will proceed or as to the timing or outcome thereof.

    PLEASE NOTE THAT THE COURT'S DECISION RELATES ONLY TO KCPL'S VOTE AND NOT THAT OF UTILICORP.

    If you have any questions please call UtiliCorp Shareholder Relations at 1-800-487-6661 or our proxy solicitor, Morrow & Co., Inc., at 1-800-561-9058.

                                          Sincerely,

                                          /s/ Richard C. Green, Jr.

                                          Richard C. Green, Jr.
                                          Chairman of the Board
                                            and Chief Executive Officer

                             UTILICORP UNITED INC.
                                911 MAIN STREET
                          KANSAS CITY, MISSOURI 64105
                            ------------------------

                           PROXY STATEMENT SUPPLEMENT
                              Dated August 7, 1996
                            ------------------------

    This Proxy Statement Supplement is furnished by the Board of Directors of UtiliCorp United Inc. ("UtiliCorp") in connection with UtiliCorp's Special Meeting of Stockholders (the "Special Meeting") scheduled to be held on August 14, 1996 and at any adjournment or postponement thereof. It amends and supplements, and should be read in conjunction with, the Joint Proxy Statement/Prospectus of Kansas City Power & Light Company ("KCPL") and UtiliCorp, dated June 26, 1996 (the "Joint Proxy Statement/Prospectus").

                              RECENT DEVELOPMENTS

    Set forth below is a description of certain very recent significant developments.

Certain Litigation

    As previously disclosed, on May 20, 1996, KCPL commenced litigation captioned KANSAS CITY POWER & LIGHT CO. V. WESTERN RESOURCES, INC., ET AL., C.A. No. 96-0552-CV-W-5 in the United States District Court for the Western District of Missouri, Western Division (the "District Court"), against Western Resources, Inc. ("Western Resources") and Robert L. Rives ("Rives"). In this litigation, KCPL sought a declaratory judgment that the Amended and Restated Agreement and Plan of Merger by and among KCPL, KC Merger Sub Inc., UtiliCorp and KC United Corp., dated as of January 19, 1996, as amended and restated as of May 20, 1996 (the "Merger Agreement"), and the transactions contemplated thereby (collectively, the "Merger") were adopted and may be completed in accordance with Missouri law and are not void, voidable, subject to injunction or rescission based upon any claim that KCPL's directors, officers or agents acted illegally or inequitably in adopting the Merger Agreement. On May 24, 1996, Jack
R. Manson ("Manson"), a shareholder of KCPL, filed a motion to intervene in the above action as a representative of a class consisting of similarly situated KCPL shareholders. On June 7, 1996, this motion to intervene was granted. Manson filed counterclaims against KCPL and each of its directors alleging that KCPL and its directors breached fiduciary duties of care, loyalty and disclosure in responding to Western Resources' acquisition overtures, including their adoption of the Merger Agreement; that their actions in adopting the Merger Agreement were illegal and ULTRA VIRES; that the adoption of the Merger Agreement illegally deprived KCPL shareholders of voting and appraisal rights under Missouri law; and that the adoption of the Merger Agreement was a disproportionate response to Western Resources' acquisition offer.

    On June 7, 1996, Western Resources and Rives answered the complaint in the above action and asserted two counterclaims against KCPL, alleging that the Merger Agreement is illegal under Missouri law because it does not require approval of two-thirds of all outstanding KCPL shares and does not provide dissenters' rights to KCPL shareholders, and that the directors of KCPL breached their fiduciary duties by adopting the Merger Agreement.

    On July 25 and 26, 1996, the District Court heard evidence and argument on the issues of the legality of the Merger Agreement and its adoption. On August 2, 1996, the District Court issued an order directed to the legality of the Merger Agreement. While the District Court ruled that each of the transactions contemplated by the Merger Agreement were legally valid and authorized under Missouri law, it held that because the result of the transactions would be a merger of KCPL and UtiliCorp, the Missouri statute requiring approval of a merger by two-thirds of the outstanding shares of the merging corporation's stock is applicable to the Merger Agreement. The District Court also noted that its holding did not in any way attempt to evaluate the merger proposals before the KCPL shareholders and that the value of either transaction was irrelevant to its interpretation of Missouri's laws. In view of the Court's ruling, KCPL postponed its Special Meeting of Shareholders to consider the Merger to August 16, 1996 (the "Postponed Special Meeting").

    KCPL has stated that it believes that the District Court's conclusion that Missouri law requires that the Merger be approved by two-thirds of KCPL's outstanding shares is erroneous, and continues to believe that the only KCPL shareholder vote required in connection with the Merger is the approval of the issuance of KCPL shares pursuant to the Merger Agreement (the "Share Issuance") by the affirmative vote of the holders of a majority of KCPL shares voting at a meeting at which a quorum is present, as required by the rules of the New York Stock Exchange. The District Court indicated at a hearing held on August 5, 1996 that it would consider entering an order that would permit immediate appeal of its August 2, 1996 ruling to the United States Court of Appeals for the Eighth Circuit (the "Court of Appeals"), after the Postponed Special Meeting is held. Assuming a majority of the KCPL shares voting at the Postponed Special Meeting approve the Share Issuance, KCPL has stated that it intends to seek immediate leave of the District Court to pursue an immediate, expedited appeal to the Court of Appeals.

    There can be no assurance that an appeal will proceed or as to the timing or the outcome thereof. If, however, the District Court's August 2, 1996 order remains in effect, the Merger will not be deemed approved under Missouri law unless the holders of two-thirds of all KCPL shares outstanding vote in favor of the Share Issuance at the Postponed Special Meeting. If the Share Issuance is approved by the holders of two-thirds of all outstanding KCPL shares, such approval shall be deemed to constitute approval of the Merger under Missouri law. In that circumstance, KCPL has stated that it would expect that it would not pursue an appeal.

    If a majority of the shares voting at the Postponed Special Meeting approve the Share Issuance and the District Court permits KCPL's appeal of the District Court's August 2, 1996 ruling to the Court of Appeals, there may be an extended period of time before the Court of Appeals renders a decision. In the event, however, that KCPL's position is upheld on appeal, the vote at the Postponed Special Meeting will be valid and binding and constitute effective shareholder approval of the Share Issuance. In such case, all KCPL shareholder action required in connection with the Merger will have been taken.

    UtiliCorp stockholders have no right to revoke their vote on the Merger Agreement subsequent to the August 14, 1996 meeting, or any adjournment or postponement thereof, and subsequent to any action by the District Court or the Court of Appeals with respect to the August 2, 1996 ruling.

    The postponement of the KCPL Special Meeting has no effect on the Special Meeting of UtiliCorp which will be held as scheduled on August 14, 1996.

    The Joint Proxy Statement/Prospectus is modified as set forth herein.

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